Exhibit 10.2

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, by and between Longtop Financial Technologies Limited (the “Company”), a Cayman Islands corporation, and                     , an individual (the “Employee”) effective as of the date of                     .

1. Definitions. Capitalized terms used herein and not otherwise defined in the text below will have the meanings ascribed thereto on Annex 1.

2. Employment; Duties.

(a) The Company agrees to employ the Employee in the capacity and with such responsibilities as are generally set forth on Annex 2.

(b) The Employee hereby agrees to devote his or her full time and best efforts in such capacities as are set forth on Annex 2 on the terms and conditions set forth herein. Notwithstanding the foregoing, the Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, provided that that the Employee complies with the Employee Non-competition, Non-solicitation, Confidential Information and Work Product Agreement attached hereto as Annex 3 (the “Employee Obligations Agreement”) and such other activities do not interfere with or prohibit the performance of the Employee’s duties under this Agreement, or conflict in any material way with the business of the Company or of its subsidiaries and affiliates. The Employee will be allowed to hold a board of director position with another entity that is not a competitor of the Company if it has been disclosed to the Board of Directors of the Company (the “Board”).

(c) The Employee will use best efforts during the Term to ensure that the Company’s business and those of its subsidiaries and affiliates are conducted in accordance with all applicable laws and regulations of all jurisdictions in which such businesses are conducted.

3. Compensation.

(a) Base Annual Payments. During the Term, the Company will pay the Employee annual base payments as set forth on Annex 2, payable pursuant to the Company’s normal payroll practices.

(b) Discretionary Bonus. During the Term, the Company, in its sole discretion, may award to the Employee an annual bonus based on the Employee’s performance, the Company’s performance, and other factors deemed relevant by the Company’s Compensation Committee.

(c) Stock Options and Shares. The Employee will be entitled to receive stock options and shares as approved by the Board of Directors.

(d) Reimbursement of Expenses. The Company will reimburse the Employee for reasonable expenses incurred by the Employee in the course of, and necessary in connection with, the performance by the Employee of his duties to the Company, provided that such expenses are substantiated in accordance with the Company’s policies.

4. Other Employee Benefits.

(a) Vacation; Sick Leave. The Employee will be entitled to such number of weeks of paid vacation each year as are set forth on Annex 2. The Employee will be eligible for sick leave in accordance with the Company’s policies in effect from time to time.

(d) Other Benefits. Pursuant to the Company’s policies in effect from time to time and the applicable plan rules, the Employee will be eligible to participate in the other employee benefit plans of general application, which shall include the benefits at the levels set forth on Annex 2.

5. Certain Representations, Warranties and Covenants of the Employee.

(a) Related Company Positions. The Employee agrees that the Employee and members of the Employee’s immediate family will not have any financial interest directly or indirectly (including through any entity in which the Employee or any member of the Employee’s immediate family has a position or financial interest) in any transactions with the Company or any subsidiaries or affiliates thereof unless all such transactions, prior to being entered into, have been disclosed to the Board and approved by a majority of the independent members of the Board and comply with all other Company policies and applicable law as may be in effect from time to time. The Employee also agrees that he or she will inform the Board of any transactions involving the Company or any of its subsidiaries or affiliates in which senior officers, including but not limited to the Employee, or their immediate family members have a financial interest.

(b) Discounts, Rebates or Commissions. Unless expressly permitted by written policies and procedures of the Company in effect from time to time that may be applicable to the Employee, neither the Employee nor any immediate family member will be entitled to receive or obtain directly or indirectly any discount, rebate or commission in respect of any sale or purchase of goods or services effected or other business transacted (whether or not by the Employee) by or on behalf of the Company or any of its subsidiaries or affiliates, and if the Employee or any immediate family member (or any firm or company in which the Employee or any immediate family member is interested) obtains any such discount, rebate or commission, the Employee will pay to the Company an amount equal to the amount so received (or the proportionate amount received by any such firm or company to the extent of the Employee’s or family member’s interest therein).

6. Term; Termination.

(a) Unless sooner terminated pursuant to the provisions of this Section 6, the term of this Agreement (the “Term”) will commence on the Effective Date and end on the fifth anniversary of the Effective Date.

(b) Voluntary Termination by the Employee. Notwithstanding anything herein to the contrary, the Employee may voluntarily Terminate this Agreement by providing the Company with thirty (30) days’ advance written notice (“Voluntary Termination”), in which case, the Employee will not be entitled to receive payment of any severance benefits or other amounts by reason of the Termination other than accrued salary and vacation and any amounts or rights vested through the date of the Termination. The Employee’s right to all other benefits will terminate as of the date of Termination, other than any continuation required by applicable law. Without limiting the foregoing, if, in connection with a Change in Control, the surviving entity or successor to Longtop’s business offers the Employee employment on substantially equivalent terms (including position as Chief Executive Officer) to those set forth in this Agreement and such offer is not accepted by the Employee, the refusal by the Employee to accept such offer and the subsequent termination of the Employee’s employment by the Company shall be deemed to be a Voluntary Termination of employment by the Employee and shall not be treated as a termination by the Company without Cause. Notwithstanding anything contained herein to the contrary, in the event of a Change in Control, all the unvested stock options or restricted stock units then held by the Employee shall be vested immediately upon the closing date of such Change in Control.

(c) Termination by the Company for Cause. Notwithstanding anything herein to the contrary, the Company may Terminate this Agreement for Cause by written notice to the Employee, effective immediately upon the delivery of such notice. In such case, the Employee will not be entitled to receive payment of any severance benefits or other amounts by reason of the Termination other than accrued salary and vacation and any amounts or rights vested through the date of the Termination. The Employee’s right to all other benefits will terminate, other than any continuation required by applicable law.

(d) Termination by the Employee with Good Reason or Termination by the Company without Cause. Notwithstanding anything herein to the contrary, the Employee may Terminate this Agreement for Good Reason, and the Company may Terminate this Agreement without Cause, in either case upon thirty (30) days’ advance written notice by the party Terminating this Agreement to the other party and the Termination shall be effective as of the expiration of such thirty (30) day period. If the Employee Terminates with Good Reason or the Company Terminates without Cause, the Employee will be entitled to continue to receive payment of severance benefits equal to the Employee’s annual base compensation shown in Annex 2 and such annual base compensation will be paid in 12 equal installments, provided that the Employee complies with the Employee Obligations Agreement during the Severance Period and executes a release agreement in the form requested by the Company at the time of such Termination that releases the Company from any and all claims arising from or related to the employment relationship and/or such Termination. If the Company has such an insurance policy, the Company will also continue to carry the Employee on its Directors and Officers insurance policy for six (6) years following the Date of Termination at the Company’s expense with respect to insurable events which occurred during the Employee’s term as a director or officer of the Company, with such coverage being at least comparable to that in effect immediately prior to the Termination Date; provided, however, that (i) such terms, conditions and exceptions will not be, in the aggregate, materially less favorable to the Employee than those in effect on the Termination Date and (ii) if the aggregate annual premiums for such insurance at any time during such period exceed two hundred percent (200%) of the per annum rate of premium currently paid by the Company for such insurance, then the Company will provide the maximum coverage that will then be available at an annual premium equal to two hundred percent (200%) of such rate. In addition, all the unvested stock options or restricted stock units of the Company then held by the Employee shall be vested immediately on the Termination Date.

(e) Termination by Reason of Death or Disability. A Termination of the Employee’s employment by reason of death or Disability shall not be deemed to be a Termination by the Company (for or without Cause) or by the Employee (for or without Good Reason). In the event that the Employee’s employment with the Company Terminates as a result of the Employee’s death or Disability, the Employee or the Employee’s estate or representative, as applicable, will receive all accrued salary and accrued vacation as of the date of the Employee’s death or Disability and any other benefits payable under the Company’s then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. In addition, the Employee or the Employee’s estate or representative, as applicable, will receive the bonus for the year in which the death or Disability occurs to the extent that a bonus would have been earned had the Employee continued in employment through the end of such year, as determined in good faith by the Company’s Board of Directors or its Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year, and only to the extent that bonuses are paid for such fiscal year to other similarly situated employees.

(f) Misconduct After Termination of Employment. Notwithstanding the foregoing or anything herein to the contrary, if the Employee after the termination of his or her employment violates or fails to materially comply with the Employee Obligations Agreement the Employee shall not be entitled to any severance benefit payments from the Company.

7. Employee Obligations Agreement. By signing this Agreement, the Employee hereby agrees to execute and deliver to the Company the Employee Obligations Agreement, and such execution and delivery shall be a condition to the Employee’s entitlement to his or her rights under this Agreement.

8. Governing Law; Arbitration.

(a) This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

(b) Notwithstanding subsection (c) below, at the option of the Company, each of the parties hereto agrees for the benefit of the Company that any State or Federal court sitting in New York shall have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) and enforce any rights which may arise in connection with the validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement. Each party hereto consents to venue in the New York Courts and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any action therein. Each party hereto agrees that the summons and complaint or any other process in any action may be served by notice given in accordance with Section 9, or as otherwise permitted by law. Each party hereto irrevocably waives the right to trial by jury.

(c) Subject to the option in favor of the Company set out in subsection (b) above, any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The tribunal shall consist of three arbitrators. The seat of the arbitration shall be New York City. The language of the arbitration shall be English. The parties hereto agree that the tribunal constituted under this clause shall have the power to grant the relief of specific performance in appropriate circumstances, and further agree, for the avoidance of doubt, that any competent court of its jurisdiction (including in the PRC courts) may enforce an order of the tribunal for specific performance. By agreeing to arbitration pursuant to this clause, the parties hereto waive irrevocably their right to any form of appeal, review or recourse to any state court or other judicial authority, in as far as such waiver may validly be made, save that the parties do not intend to deprive any competent court of its jurisdiction (including the PRC courts) to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings or the enforcement of any award.

9. Notices. All notices, requests and other communications under this Agreement will be in writing (including facsimile or similar writing and express mail or courier delivery or in person delivery, but excluding ordinary mail delivery) and will be given to the address stated below:

(a) if to the Employee, to the address or facsimile number that is on file with the Company from time to time, as may be updated by the Employee;

(b)	if to the Company:
Attention:, Chen Ni Legal Department
15/F Block A, Chuangxin Building, Software Park
Xiamen, China

or to such other address or facsimile number as either party may hereafter specify for the purpose by written notice to the other party in the manner provided in this Section 9. All such notices, requests and other communications will be deemed received: (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 9 if confirmation of receipt is received; (ii) if given by express mail or courier delivery, five (5) days after sent; and (iii) if given in person, when delivered.

10. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire understanding between the Company and the Employee relating to the subject matter hereof and supersedes and cancels all prior and contemporaneous written and oral agreements and understandings with respect to the subject matter of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

(b) Modification; Waiver. No provision of this Agreement may be modified, waived or discharged unless modification, waiver or discharge is agreed to in writing signed by the Employee and such officer of the Company as may be specifically designated by its Board of Directors. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(c) Successors; Binding Agreement. This Agreement will be binding upon and will inure to the benefit of the Employee, the Employee’s heirs, executors, administrators and beneficiaries, and the Company and its successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) and any affiliate of the Company to which this Agreement is assigned, subject to the terms and conditions set forth herein.

(d) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

(e) Language. This Agreement is written in Chinese and English language. If there are inconsistencies, the English version will prevail. Both English and Chinese language also will be the controlling language for all future communications between the parties hereto concerning this Agreement.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on                     .

Signature of Employee:	Longtop Financial Technologies Limited

By:
Printed name of employee:		Name:
Title:

Signed on

Annex 1

Certain Definitions

“Cause” means:

(i)	willful misconduct or gross negligence by the Employee, or any willful or grossly negligent omission to perform any act;

(ii)	willful misconduct or gross negligence of the Employee that results in gain or personal enrichment of the Employee or results in injury to the Company or any subsidiaries or affiliates thereof;

(iii)	breach of any of the Employee’s agreements with the Company, where such breach is material and the agreement breached is a material agreement. A material breach will include, but will not be limited to, the repeated failure to perform substantially the Employee’s duties to the Company or any subsidiaries or affiliates thereof, dishonesty or a violation of any Company policies pertaining to ethics, wrongdoing or conflicts of interest, which violation is either knowing or is a violation of a material policy

(iv)	any attempt by the Employee to assign or delegate this Agreement or any of the rights, duties, responsibilities, privileges or obligations hereunder without the prior consent of the Company (except in respect of any delegation by the Employee of his employment duties hereunder to other employees of the Company in accordance with its usual business practice);

(v)	the Employee’s indictment or conviction for, or confession of, a felony or any crime involving moral turpitude under the laws of the United States or any State thereof, or under the laws of China, or Hong Kong;

(vi)	declaration by a court that the Employee is insane or incompetent to manage his business affairs;

(vii)	habitual drug or alcohol abuse which materially impairs the Employee’s ability to perform his duties and is in violation of a Company policy; or

(viii)	filing of any petition or other proceeding seeking to find the Employee bankrupt or insolvent.

“Change in Control” means the first to occur of any of the following events:

(i)	The acquisition by any individual entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)	During any period of two (2) consecutive years after the Effective Date, individuals who at the beginning of such period constitute the Board (the “Incumbent Board”) and all new directors whose election or nomination to the Board was approved by a vote of at least two thirds of the directors then in office, cease for any reason to constitute at least a majority of the members of the Board; or

(iii)	The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such business Combination; or

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(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

A “Controlling Interest” in an entity shall mean (x) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (A) more than 50% of the outstanding equity securities of the entity or (B) equity securities representing more than 50% of the voting power of the outstanding equity securities of the entity or (y) voting control of more than 50% of the voting power of the entity.

“Company” means Longtop Financial Technologies Limited and, unless the context suggests to the contrary, all of its subsidiaries and related companies.

“Disability” means the Employee becomes physically or mentally impaired to an extent which renders him or her unable to perform the essential functions of his or her job, with or without reasonable accommodation, for a period of six consecutive months, or an aggregate of nine months in any two year period.

“Good Reason” means the occurrence of any of the following events without the Employee’s express written consent, provided that the Employee has given notice to the Company of such event and the Company has not remedied the event within fifteen (15) days:

(i)	any significant change in the duties and responsibilities of the Employee inconsistent in any material and adverse respect with the Employee’s title and position (including status, officer positions and primary work location), authority, duties or responsibilities as contemplated by Annex 2 to this Agreement, but specifically excluding reporting relationships;

(ii)	any material breach by the Company of this Agreement, including without limitation any reduction of the Employee’s base salary or the Company’s failure to pay to the Employee any portion of the Employee’s compensation; or

(iii)	the failure, in the event of a Change in Control in which the Company is not the surviving entity, of the surviving entity or the successor to the Company’s business to assume this Agreement pursuant to its terms or to offer the Employee employment on substantially equivalent terms to those set forth in this Agreement.

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“Termination” (and any similar, capitalized use of the term, such as “Terminate”) means, according to the context, the termination of this Agreement or the Employee’s ceasing to render employment services.

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Annex 2

Particular Terms of Employee’s Employment

Effective Date:

Title:

Reporting Requirement: The Employee will report to the Board of Directors of the Company.

Responsibilities:

Such duties and responsibilities as are ordinarily associated with the Employee’s title and such other duties may be specified by the Board of Directors from time to time.

Annual Base Cash Compensation:

Effective upon, the employee will receive Rmb                     per year in annual base cash compensation which will be paid in          equal installments. The employee can reimburse his annual base compensation up to Rmb                     for housing, health care, education and language training for himself and family according to PRC law and subject to receipt of appropriate tax invoices.

Vacation Per Year

Paid vacation          working days per year.

Other Benefits

1. The Employee will receive access to a Company car for business and personal use and all related maintenance, parking, gas and other incidental fees or expenses shall be paid by the Company. All telephone expenses incurred by the Employee for business and personal use will be paid by the Company. The Employee will also receive access to the Company’s housing facilities for personal use. The Company will also make all payments to PRC statutory funds according to regulation and company policy.

2. The Company will provide health insurance for the benefit of the Employee. The Company will pay the insurance premium on a life insurance policy for the Employee.

3. The Company will reimburse RMB                     per year to the Employee for vacation-related expenses.

Annex 3

FORM OF EMPLOYEE NON-COMPETITION, NON-SOLICITATION,

CONFIDENTIAL INFORMATION AND WORK PRODUCT AGREEMENT

In consideration of my employment and the compensation paid to me by Longtop Financial Technologies Limited. , a British Cayman Virgin Islands corporation, or a subsidiary or other affiliate or related company thereof (or any such subsidiary or related company or other affiliate referred to herein individually and collectively as “Longtop”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

1. Non-Competition. During my employment with Longtop and continuing until the later of (a) twelve months after the termination of my employment with Longtop (and its affiliates) for any reason I will not, on my own behalf, or as owner, manager, stockholder (other than as stockholder of less than 2% of the outstanding stock of a company that is publicly traded or listed on a stock exchange), consultant, director, officer or employee of or in any other manner connected with any business entity, participate or be involved in any Competitor without the prior written authorization of Longtop. “Competitor” means an entity or business that is engaged in the development, operation or marketing of financial software in China. For each year or portion thereof following termination of my employment during which the provisions of this Section 1 apply, my stock compensation will be considered sufficient consideration.

2. Non-solicitation. For two years following the last date of employment, I will not, either for my own account or for the account of any other person: (i) solicit, induce, attempt to hire, or hire any employee or contractor of Longtop or any other person who may have been employed or engaged by Longtop during the term of my employment with Longtop unless that person has not worked with Longtop within the twelve months following my last day of employment with Longtop; (ii) solicit business or relationship in competition with Longtop from any of Longtop’s customers, suppliers or partners or any other entity with which Longtop does business; (iii) assist in such hiring or solicitation by any other person or business entity or encourage any such employee to terminate his or her employment with Longtop; or (iv) encourage any such customer, supplier or partner or any other entity to terminate its relationship with Longtop.

3. Confidential Information.

(a) While employed by Longtop and indefinitely thereafter, I will not, directly or indirectly, use any Confidential Information (as hereinafter defined) other than pursuant to my employment by and for the benefit of Longtop, or disclose any such Confidential Information to anyone outside of Longtop or to anyone within Longtop who has not been authorized to receive such information, except as directed in writing by an authorized representative of Longtop.

(b) “Confidential Information” means all trade secrets, proprietary information, and other data and information, in any form, belonging to LONGTOP or any of their respective clients, customers, consultants, licensees or affiliates that is held in confidence by Longtop. Confidential Information includes, but is not limited to computer software, the structure of Longtop’s online directories and search engines, business plans and arrangements, customer lists, marketing materials, financial information, research, and any other information identified or treated as confidential by Longtop or any of their respective clients, customer, consultants, licensees or affiliates. Notwithstanding the foregoing, Confidential Information does not include information which Longtop has voluntarily disclosed to the public without restriction, or which is otherwise known to the public at large.

4. Rights in Work Product.

(a) I agree that all Work Product (as hereinafter defined) will be the sole property of Longtop. I agree that all Work Product that constitutes original works of authorship protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act and, therefore, the property of Longtop. I agree to waive, and hereby waive and irrevocably and exclusively assign to Longtop, all right, title and interest I may have in or to any other Work Product and, to the extent that such rights may not be waived or assigned, I agree not to assert such rights against Longtop or its licensees (and sublicensees), successors or assigns.

(b) I agree to promptly disclose all Work Product to the appropriate individuals in Longtop as such Work Product is created in accordance with the requirements of my job and as directed by Longtop.

(c) “Work Product” means any and all inventions, improvements, developments, concepts, ideas, expressions, processes, prototypes, plans, drawings, designs, models, formulations, specifications, methods, techniques, shop-practices, discoveries, innovations, creations, technologies, formulas, algorithms, data, computer databases, reports, laboratory notebooks, papers, writings, photographs, source and object codes, software programs, other works of authorship, and know-how and show-how, or parts thereof conceived, developed, or otherwise made by me alone or jointly with others (i) during the period of my employment with Longtop or (ii) during the six month period next succeeding the termination of my employment with Longtop if the same in any way relates to the present or proposed products, programs or services of Longtop or to tasks assigned to me during the course of my employment, whether or not patentable or subject to copyright or trademark protection, whether or not reduced to tangible form or reduced to practice, whether or not made during my regular working hours, and whether or not made on Longtop premises.

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5. Employee’s Prior Obligations. I hereby certify I have no continuing obligation to any previous employer or other person or entity which requires me not to disclose any information to Longtop.

6. Employee’s Obligation to Cooperate. At any time during my employment with Longtop and thereafter upon the request of Longtop, I will execute all documents and perform all lawful acts that Longtop considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, I agree to render to Longtop or its nominee all reasonable assistance as may be required:

(a)	In the prosecution or applications for letters patent, foreign and domestic, or re-issues, extensions and continuations thereof;

(b)	In the prosecution or defense of interferences which may be declared involving any of said applications or patents;

(c)	In any administrative proceeding or litigation in which Longtop may be involved relating to any Work Product; and

(d)	In the execution of documents and the taking of all other lawful acts which Longtop considers necessary or advisable in creating and protecting its copyright, patent, trademark, trade secret and other proprietary rights in any Work Product.

The reasonable out-of-pocket expenses incurred by me in rendering such assistance at the request of Longtop will be reimbursed by Longtop. If I am no longer an employee of Longtop at the time I render such assistance, Longtop will pay me a reasonable fee for my time.

7. Termination; Return of Longtop Property. Upon the termination of my employment with Longtop for any reason, or at any time upon Longtop request, I will return to Longtop all Work Product and Confidential Information and notes, memoranda, records, customer lists, proposals, business plans and other documents, computer software, materials, tools, equipment and other property in my possession or under my control, relating to any work done for Longtop, or otherwise be longing to Longtop, it being acknowledged that all such items are the sole property of Longtop. Further, before obtaining my final paycheck, I agree to sign a certificate stating the following:

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“Termination Certificate

This is to certify that I do not have in my possession or custody, nor have I failed to return, any Work Product (as defined in the Employee Non-competition, Non-solicitation, Confidential Information and Work Product Agreement between me and Longtop Financial Technologies Limited. (“Longtop”) or any notes, memoranda, records, customer lists, proposals, business plans or other documents or any computer software, materials, tools, equipment or other property (or copies of any of the foregoing) belonging to Longtop.”

8. General Provisions.

(a) This Agreement contains the entire agreement between me and Longtop with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings related to the subject matter hereof, whether written or oral. This Agreement may not be modified except by written agreement signed by Longtop and me.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law rules thereof. The Employee specifically consents to the jurisdiction of the United States District Court for the Southern District of New York, or if that court is unable to exercise jurisdiction for any reason, to the jurisdiction of the Supreme Court of the State of New York, New York County, for this purpose. The Company will also have the option to bring an action in China to enforce any claims it has under this Non-competition and Non-solicitation Agreement. I consent for any dispute to be dealt with in China in accordance with the laws of the People’s Republic of China (“China”) if the dispute is resolved therein. If, under the applicable law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion will be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion will not affect the force, effect and validity of the remaining portion hereof. I consent to service of process in any such action by certified or registered mail, return receipt requested. Without limiting the foregoing, I specifically consent to jurisdiction and venue in any court in China for the purposes of any action relating to or arising out of this Agreement or any breach or alleged breach thereof that occurs in whole or in part in China.

(c) In the event that any provision of this Agreement will be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time, over too large a geographic area, over too great a range of activities, it will be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

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(d) If, after application of paragraph (c) above, any provision of this Agreement will be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement will not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement will be severed, and after any such severance, all other provisions hereof will remain in full force and effect.

(e) Longtop and I agree that either of us may waive or fail to enforce violations of any part of this Agreement without waiving the right in the future to insist on strict compliance with all or parts of this Agreement.

(f) My obligations under this Agreement will survive the termination of my employment with Longtop regardless of the manner of or reasons for such termination, and regardless of whether such termination constitutes a breach of any other agreement I may have with Longtop. My obligations under this Agreement will be binding upon my heirs, executors and administrators, and the provisions of this Agreement will inure to the benefit of the successors and assigns of Longtop.

(g) I agree and acknowledge that the rights and obligations set forth in this Agreement are of a unique and special nature and necessary to ensure the preservation, protection and continuity of Longtop’s business, employees, Confidential Information, and intellectual property rights. Accordingly, Longtop is without an adequate legal remedy in the event of my violation of any of the covenants set forth in this Agreement. I agree, therefore, that, in addition to all other rights and remedies, at law or in equity or otherwise, that may be available to Longtop, each of the covenants made by me under this Agreement shall be enforceable by injunction, specific performance or other equitable relief, without any requirement that Longtop have to post a bond or that Longtop have to prove any damages.

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IN WITNESS WHEREOF, the undersigned employee and Longtop have executed this Employee Non-competition, Non-solicitation, Confidential Information and Work Product Agreement.

Effective and signed

Signature of Employee:	Longtop Financial Technologies Limited

By:
Printed name of employee:		Name: Title:

Signed on